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Bloom Energy Announces Fourth Quarter 2020 and Full Year 2020 Financial Results

Q4 Revenue of $249.4 million; an increase of 16.8% from Q419; 2020 Full Year Revenue of $794.2 million, an increase of 1.1% over 2019

Q4 GAAP Gross Margin of 25.5%; Non-GAAP Gross Margin of 27.0%

Q4 GAAP Operating Margin of (1.8%); Non-GAAP Operating Margin of 4.8%

Q4 GAAP EPS of ($0.16); Adjusted EPS of ($0.08)

SAN JOSE, Calif., February 10, 2021 -- Bloom Energy Corporation (NYSE: BE) today announced financial results for its fourth quarter and full year that ended December 31, 2020.

Fourth Quarter Financial Highlights
•Revenue of $249.4 million in the fourth quarter of 2020, an increase of 16.8% compared to revenue of $213.5 million in the fourth quarter of 2019, primarily driven by a 16.6% increase in acceptances.
•450 acceptances, or 45.0 megawatts (MW), a 16.6% increase year-over-year. Recall that an acceptance typically occurs when the system is turned on and producing full power. For orders where one of our partners performs the installation, our acceptance criteria are different. Those acceptances are generally achieved when the systems are shipped or delivered to our partner. Upon acceptance, the customer order is moved from product backlog and is recognized as revenue.
•Gross margin of 25.5% in the fourth quarter of 2020, an increase of 13.8 percentage points compared to gross margin of 11.7% in the fourth quarter of 2019, primarily driven by an improvement in product gross margin from 10.5% to 38.8% over the same period. This improvement in product gross margins was driven by product cost reductions outpacing ASP reductions.
•Excluding stock-based compensation, non-GAAP gross margin was 27.0% in the fourth quarter of 2020, an increase of 11.3 percentage points compared to non-GAAP gross margin of 15.7% in the fourth quarter of 2019, primarily driven by an improvement in product gross margin.
•Operating margin of (1.8%) in the fourth quarter of 2020, an improvement of 20.6 percentage points compared to operating margin of (22.4%) in the fourth quarter of 2019, driven by the improvements in gross margin and a $14.6 million reduction in stock-based compensation expenses burdening operating expenses.
•Excluding stock-based compensation, non-GAAP operating margin was 4.8% in the fourth quarter of 2020, an improvement of 10.3 percentage points compared to non-GAAP operating margin of (5.5%) in the fourth quarter of 2019, driven by an improvement in gross margin.
•GAAP EPS of ($0.16) and Adjusted EPS of ($0.08) in the fourth quarter of 2020, compared to GAAP EPS of ($0.58) and Adjusted EPS of ($0.29) in the fourth quarter of 2019.

Full Year 2020 Financial Highlights
•Revenue of $794.2 million in 2020, an increase of 1.1% compared to revenue of $785.2 million in 2019, primarily driven by an 11.1% increase in acceptances and offset by the favorable impact of the PPA II upgrade on revenue in 2019.
•1,326 acceptances, or 132.6 MW , an 11.1% increase versus full year 2019.

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•Gross margin of 20.9% in 2020, an increase of 8.5 percentage points compared to gross margin of 12.4% in 2019, primarily driven by an improvement in product gross margin from 21.9% to 35.8%. This improvement was driven by our product cost reductions outpacing ASP reductions.
•Excluding stock-based compensation, non-GAAP gross margin of 23.1% in 2020, an increase of 4.9 percentage points compared to non-GAAP gross margin of 18.2% in 2019, driven primarily by an improvement in product gross margin.
•Operating margin of (10.2%) in 2020, an improvement of 19.4 percentage points compared to operating margin of (29.6%) in 2019, driven by the improvement in gross margin and a $94.4 million reduction in stock-based compensation expenses burdening operating expenses.
•Excluding stock-based compensation, non-GAAP operating margin of (0.9%) in 2020, an improvement of 3.8 percentage points compared to non-GAAP operating margin of (4.7%) in 2019, driven primarily by an improvement in gross margin.
•GAAP EPS of ($1.14) and Adjusted EPS of ($0.67) in 2020, compared to GAAP EPS of ($2.67) and Adjusted EPS of ($1.07) in 2019.
KR Sridhar, founder, chairman, and chief executive officer, Bloom Energy, commented: “2020 was a year unlike any other in modern history as we dealt with the dual challenges of the COVID-19 global pandemic and an uncertain economy. Yet, Bloom Energy’s management team and employees proved resilient in executing our business plan, delivering strong financial performance, solid operating results and significantly improving our balance sheet. We are well-positioned for growth as we implement our technology road map and build applications for the Bloom Energy Server that solve critical energy problems like resiliency, reducing carbon emissions and costs. As we enter 2021, there are many positive developments. The Biden Administration is embracing proactive climate change policies and continuing a low-interest environment while focusing on critical infrastructure investments that fit well with our strategic approach. And, beyond the United States, there is significant momentum in Asia and opportunities to grow in other markets around the world. We believe our work in 2020 provides a spring board for success in 2021 and beyond.”

Greg Cameron, EVP and chief financial officer, Bloom Energy, commented: “We were encouraged by the financial performance during the fourth quarter of 2020 across revenue, gross margin, operating income and cash. Our bookings in the second half of the year gained momentum, and we have a strong backlog for 2021 that provides high project visibility into our 2021 guidance framework and improving cash flow outlook. We continue to make significant progress on reducing our product costs, and our technology investments remain on track.”

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Summary of Key Financial Metrics

Preliminary Summary GAAP Profit and Loss Statements

($000)	Q420	Q320	Q419	FY20	FY19
Revenue	249,387	200,305	213,543	794,247	785,177
Cost of Revenue	185,761	144,318	188,595	628,454	687,590
Gross Profit	63,626	55,987	24,948	165,793	97,587
Gross Margin	25.5%	28.0%	11.7%	20.9%	12.4%
Operating Expenses	68,144	56,359	72,820	246,578	330,391
Operating Loss	(4,518)	(372)	(47,872)	(80,785)	(232,804)
Operating Margin	(1.8%)	(0.2%)	(22.4%)	(10.2%)	(29.6%)
Non-operating Expenses[1]	22,620	11,582	20,415	76,768	74,064
Net Loss	(27,138)	(11,954)	(68,287)	(157,553)	(306,868)
GAAP EPS	($0.16)	($0.09)	($0.58)	($1.14)	($2.67)
1. Non-Operating Expenses and tax provision and non-controlling interest

Preliminary Summary Non-GAAP Financial Information1

($000)	Q420	Q320	Q419	FY20	FY19
Revenue	249,387	200,305	213,543	794,247	785,177
Cost of Revenue[2]	182,097	140,750	180,001	610,979	642,161
Gross Profit[2]	67,290	59,555	33,542	183,268	143,016
Gross Margin[2]	27.0%	29.7%	15.7%	23.1%	18.2%
Operating Expenses[2]	55,300	44,192	45,356	190,160	179,529
Operating Income (loss) [2]	11,990	15,363	(11,814)	(6,892)	(36,513)
Operating Margin[2]	4.8%	7.7%	(5.5%)	(0.9%)	(4.7%)
Adjusted EBITDA[3]	25,521	27,673	1,188	45,497	42,915
Adjusted EPS[4]	($0.08)	($0.04)	($0.29)	($0.67)	($1.07)
1.Reference pages 12-15 for detailed reconciliation of GAAP to Non-GAAP financial measures
2.Excludes stock-based compensation
3.Adjusted EBITDA is net income (loss) excluding non-controlling interest, gain (loss) on derivative revaluations, fair value adjustment for PPA derivatives, stock-based compensation, provision for income taxes, depreciation and amortization, interest expense and other one-time items
4.Adjusted EPS is net income (loss) excluding non-controlling interest, gain (loss) on derivative revaluations, fair value adjustment for PPA derivatives and stock-based compensation using the adjusted Weighted Average Shares Outstanding (WASO) share count

Revenue and Margin Highlights

Revenue in the fourth quarter of 2020 included $171.8 million of product revenue, $28.8 million of installation revenue, $32.1 million of service revenue, and $16.6 million of electricity revenue. For the full year 2020, Bloom Energy achieved $518.6 million of product revenue, $101.9 million of installation revenue, $109.6 million of service revenue and $64.1 million of electricity revenue.

GAAP gross margin in the fourth quarter of 2020 was 25.5%, up 13.8 percentage points compared to the fourth quarter of 2019 and 20.9% for the full year 2020, up 8.5 percentage points versus full year 2019. Non-GAAP gross margin in the fourth quarter of 2020 was 27.0%, up 11.3 percentage points compared

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to the fourth quarter of 2019 and 23.1% for the full year 2020, up 4.9 percentage points versus full year 2019. The improvement in margins for both the fourth quarter and full year 2020 was driven by lower product costs, better performance on installations and higher product margins.

Balance Sheet Highlights

Bloom Energy’s cash position, including restricted cash, as of December 31, 2020 was $416.7 million, compared to $504.4 million as of September 30, 2020. Bloom ended the year with $527.1 million of debt, a decrease of $180.1 million from the third quarter of 2020, which included a reduction of $175.5 million in recourse debt.

2021 Outlook
Bloom announced the following outlook for the full -year 2021:

•Revenue:                         $950 million - $1 billion
•Non-GAAP Gross Margin*:                      ~25%
•Non-GAAP Operating Margin*:                      ~3%
•Cash Flow from Operations:                  Approaching Positive

*Non-GAAP gross margin and non-GAAP operating margin only exclude stock-based compensation.

Conference Call Details

We will host a conference call today, February 10, 2021, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its financial results. To participate in the live call, analysts and investors may call +1 (844) 828-0524 and enter the passcode: 5175667. Those calling from outside the United States may dial +1 (647) 689-5146 and enter the same passcode: 5175667. A simultaneous live webcast will also be available under the Investor Relations section on our website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on our website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 (800) 585-8367 or +1 (416) 621-4642 and entering passcode 5175667.

Use of Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined by the rules and regulations of the Securities and Exchange Commission (SEC). These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release, and not to rely on any single financial measure to evaluate our business. With respect to our expectations regarding our 2021 Outlook, we are not able to provide a quantitative reconciliation of non-GAAP gross margin and non-GAAP operating margin measures to the corresponding GAAP measures without unreasonable efforts.

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About Bloom Energy

Bloom Energy’s mission is to make clean, reliable energy affordable for everyone in the world. Bloom’s product, the Bloom Energy Server, delivers highly reliable and resilient, always-on electric power that is clean, cost-effective, and ideal for microgrid applications. Bloom’s customers include many Fortune 100 companies and leaders in manufacturing, data centers, healthcare, retail, higher education, utilities, and other industries. For more information, visit www.bloomenergy.com.

Forward-Looking Statements

This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or the negative of these words or similar terms or expressions that concern Bloom’s expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited to, expectations for growth as we implement our technology roadmap and build new applications; the pace of development of new product markets; the ability of the new Administration to enact new climate change policies; our ability for growth outside the United States; our plans for growth and success in 2021 and beyond; our expectations regarding improving cash flow; our ability to reduce our product costs; our ability to introduce new product; and our financial outlook for 2021. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to, our limited operating history, the emerging nature of the distributed generation market, the significant losses we have incurred in the past, our ability to service our existing debt obligations, the significant upfront costs of our Energy Servers, the ability to secure financing for our products, the risk of manufacturing defects, the accuracy of our estimates regarding the useful life of our Energy Servers, the availability of rebates, tax credits and other tax benefits, our reliance on tax equity financing arrangements, our reliance upon a limited number of customers, our lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of our Energy Servers, business and economic conditions and growth trends in commercial and industrial energy markets, global economic conditions and uncertainties in the geopolitical environment, overall electricity generation market, the impact of the COVID-19 pandemic on the global economy and its potential impact on our supply chain, installation operations, demand for our products, our ability to protect our intellectual property, the restatement of our financial statements as announced in our Current Report on Form 8-K filed with the SEC on February 12, 2020 and other risks and uncertainties detailed in Bloom’s SEC filings from time to time. More information on potential factors that may impact Bloom’s business are set forth in Bloom’s periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended on December 31, 2019 as filed with the SEC on March 31, 2020, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 as filed with the SEC on November 6, 2020, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Bloom’s website at www.bloomenergy.com and the SEC’s website at www.sec.gov. Bloom assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

The Investor Relations section of Bloom’s website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. We encourage investors to visit this website from time to time, as information is updated and new information is posted.

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Investor Relations:
investor@bloomenergy.com

Media:
Jennifer Duffourg
Bloom Energy
+1 (480) 341-5464
jennifer.duffourg@bloomenergy.com

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Condensed Consolidated Balance Sheets (preliminary & unaudited) (in thousands)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$246,947	$202,823
Restricted cash	52,470	30,804
Accounts receivable	99,513	37,828
Inventories	142,059	109,606
Deferred cost of revenue	41,469	58,470
Customer financing receivable	5,428	5,108
Prepaid expenses and other current assets	30,718	28,068
Total current assets	618,604	472,707
Property, plant and equipment, net	600,628	607,059
Operating lease right-of-use assets	35,621	—
Customer financing receivable, non-current	45,268	50,747
Restricted cash, non-current	117,293	143,761
Deferred cost of revenue, non-current	2,462	6,665
Other long-term assets	34,511	41,652
Total assets	$1,454,387	$1,322,591
Liabilities, Redeemable Noncontrolling Interest, Stockholders’ Deficit and Noncontrolling Interest
Current liabilities:
Accounts payable	$58,334	$55,579
Accrued warranty	10,263	10,333
Accrued expenses and other current liabilities	112,004	70,284
Deferred revenue and customer deposits	114,286	89,192
Operating lease liabilities	7,899	—
Financing obligations	12,745	10,993
Current portion of recourse debt	—	304,627
Current portion of non-recourse debt	120,846	8,273
Current portion of recourse debt from related parties	—	20,801
Current portion of non-recourse debt from related parties	—	3,882
Total current liabilities	436,377	573,964
Derivative liabilities	4,989	17,551
Deferred revenue and customer deposits, net of current portion	87,463	125,529
Operating lease liabilities, net of current portion	41,849	—
Financing obligations, non-current	459,981	446,165
Long-term portion of recourse debt	168,008	75,962
Long-term portion of non-recourse debt	102,045	192,180
Long-term portion of non-recourse debt from related parties	—	31,087
Other long-term liabilities	12,279	28,013
Total liabilities	1,312,991	1,490,451

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Redeemable noncontrolling interest	377	443
Stockholders’ deficit:
Common stock	17	12
Additional paid-in capital	3,182,753	2,686,759
Accumulated other comprehensive income (loss)	(9)	19
Accumulated deficit	(3,103,937)	(2,946,384)
Total stockholders’ equity (deficit)	78,824	(259,594)
Noncontrolling interest	62,195	91,291
Total liabilities, redeemable noncontrolling interest, stockholders' deficit and noncontrolling interest	$1,454,387	$1,322,591

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Condensed Consolidated Statements of Operations (preliminary & unaudited) (in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Revenue:
Product	$ 171,801	$ 158,427	$518,633	$557,336
Installation	28,827	14,429	101,887	60,826
Service	32,137	25,628	109,633	95,786
Electricity	16,622	15,059	64,094	71,229
Total revenue	249,387	213,543	794,247	785,177
Cost of revenue:
Product	105,071	141,782	332,724	435,479
Installation	29,604	16,901	116,542	76,487
Service	39,493	17,127	132,329	100,238
Electricity	11,593	12,785	46,859	75,386
Total cost of revenue	185,761	188,595	628,454	687,590
Gross profit	63,626	24,948	165,793	97,587
Operating expenses:
Research and development	21,690	22,148	83,577	104,168
Sales and marketing	18,840	17,357	55,916	73,573
General and administrative	27,614	33,315	107,085	152,650
Total operating expenses	68,144	72,820	246,578	330,391
Loss from operations	(4,518)	(47,872)	(80,785)	(232,804)
Interest income	70	862	1,475	5,661
Interest expense	(21,246)	(21,635)	(76,276)	(87,480)
Interest expense to related parties	—	(1,933)	(2,513)	(6,756)
Other income (expense), net	(4,176)	138	(8,318)	706
Loss on extinguishment of debt	—	—	(12,878)	—
Gain (loss) on revaluation of embedded derivatives	(1,737)	(540)	464	(2,160)
Loss before income taxes	(31,607)	(70,980)	(178,831)	(322,833)
Income tax provision	(16)	31	256	633
Net loss	(31,591)	(71,011)	(179,087)	(323,466)
Less: Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(4,453)	(5,178)	(21,534)	(19,052)
Net loss attributable to Class A and Class B common stockholders	(27,138)	(65,833)	(157,553)	(304,414)
Less: deemed dividend to noncontrolling interest	—	(2,454)	—	(2,454)
Net loss available to Class A and Class B common stockholders	$ (27,138)	$ (68,287)	$(157,553)	$(306,868)
Net loss per share available to Class A and Class B common stockholders, basic and diluted	$ (0.16)	$ (0.58)	$(1.14)	$(2.67)
Weighted average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted	165,975	118,588	138,722	115,118

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Condensed Consolidated Statement of Cash Flows (preliminary & unaudited) (in thousands)

	Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(179,087)	$(323,466)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	52,279	78,584
Non cash lease expense	5,328	—
Write-off of property, plant and equipment, net	38	3,117
Impairment of equity method investment	4,236	11,302
Write-off of PPA II and PPA IIIb decommissioned assets	—	70,543
Debt make-whole expense	—	5,934
Revaluation of derivative contracts	(497)	2,779
Stock-based compensation	73,893	196,291
Loss on long-term REC purchase contract	72	53
Loss on extinguishment of debt	11,785	—
Amortization of debt issuance and premium cost, net	6,455	22,130
Changes in operating assets and liabilities:
Accounts receivable	(61,685)	51,952
Inventories	(33,004)	18,425
Deferred cost of revenue	19,910	(21,992)
Customer financing receivable and other	5,159	5,520
Prepaid expenses and other current assets	(3,124)	8,643
Operating lease right-of-use assets	(2,752)	—
Other long-term assets	2,904	3,618
Accounts payable	(620)	(11,310)
Accrued warranty	(241)	(6,603)
Accrued expenses and other current liabilities	17,753	6,728
Deferred revenue and customer deposits	(12,972)	37,146
Other long-term liabilities	(4,523)	4,376
Net cash (used in) provided by operating activities	(98,693)	163,770
Cash flows from investing activities:
Purchase of property, plant and equipment	(37,913)	(51,053)
Proceeds from maturity of marketable securities	—	104,500
Net cash (used in) provided by investing activities	(37,913)	53,447

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	Years Ended December 31,
	2020	2019

Cash flows from financing activities:
Proceeds from issuance of debt	300,000	—
Proceeds from issuance of debt to related parties	30,000	—
Repayment of debt	(176,522)	(119,277)
Repayment of debt to related parties	(2,105)	(2,200)
Debt make-whole payment	—	(5,934)
Debt issuance costs	(13,247)	—
Proceeds from financing obligations	26,279	72,334
Repayment of financing obligations	(10,859)	(8,954)
Contributions from noncontrolling interest	6,513	—
Payments to noncontrolling and redeemable noncontrolling interests	—	(56,459)
Distributions to noncontrolling and redeemable noncontrolling interests	(7,622)	(12,537)
Proceeds from issuance of common stock	23,491	12,713
Net cash provided by (used in) financing activities	175,928	(120,314)
Net increase in cash, cash equivalents, and restricted cash	39,322	96,903
Cash, cash equivalents, and restricted cash:
Beginning of period	377,388	280,485
End of period	$416,710	$377,388

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Reconciliation of GAAP to Non-GAAP Financial Measures (preliminary & unaudited) (in thousands)
Gross Profit and Gross Margin to Gross Profit Excluding Stock-Based Compensation and Gross Margin Excluding Stock-Based Compensation

Gross margin and gross profit excluding stock-based compensation (SBC) are supplemental measures of operating performance that do not represent and should not be considered alternatives to gross margin or gross profit, as determined under GAAP. These measures remove the impact of stock-based compensation. We believe that gross margin and gross profit excluding stock-based compensation supplement the GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of gross margin and gross profit excluding stock-based compensation to gross margin and gross profit, the most directly comparable GAAP measures, and the computation of gross margin excluding stock-based compensation are as follows:

	Q420	Q320	Q419	FY20	FY19
Revenue	249,387	200,305	213,543	794,247	785,177
Gross Profit	63,626	55,987	24,948	165,793	97,587
Gross Margin %	25.5%	28.0%	11.7%	20.9%	12.4%
Stock-based compensation (Cost of Revenue)	3,664	3,568	8,594	17,475	45,429
Gross Profit excluding SBC	67,290	59,555	33,542	183,268	143,016
Gross Margin excluding SBC %	27.0%	29.7%	15.7%	23.1%	18.2%

Cost of Revenue and Operating Expenses to Cost of Revenue and Operating Expenses Excluding Stock-Based Compensation

Cost of revenue and operating expenses excluding stock-based compensation are a supplemental measure of operating performance that does not represent and should not be considered an alternative to cost of revenue and operating expenses, as determined under GAAP. This measure removes the impact of stock-based compensation. We believe that cost of revenue and operating expenses excluding stock-based compensation supplements the GAAP measure and enables us to more effectively evaluate our performance period-over-period. A reconciliation of cost of revenue and operating expenses excluding stock-based compensation to cost of revenue and operating expenses, the most directly comparable GAAP measure, are as follows:

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	Q420	Q320	Q419	FY20	FY19
Cost of Revenue	185,761	144,318	188,595	628,454	687,590
Stock-Based Compensation - Cost of Revenue	3,664	3,568	8,594	17,475	45,429
Cost of Revenue – Excluding SBC	182,097	140,750	180,001	610,979	642,161

	Q420	Q320	Q419	FY20	FY19
Operating Expenses	68,144	56,359	72,820	246,578	330,391
Stock-Based Compensation - Operating Expenses	12,844	12,167	27,464	56,418	150,862
Operating Expenses – Excluding SBC	55,300	44,192	45,356	190,160	179,529

Operating Loss to Operating Income (Loss) Excluding Stock-Based Compensation
Operating income (loss) excluding stock-based compensation is a supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss, as determined under GAAP. This measure removes the impact of stock-based compensation. We believe that operating income (loss) excluding stock-based compensation supplements the GAAP measure and enables us to more effectively evaluate our performance period-over-period. A reconciliation of operating income (loss) excluding stock-based compensation to operating loss, the most directly comparable GAAP measure, and the computation of operating income (loss) excluding stock-based compensation are as follows:

	Q420	Q320	Q419	FY20	FY19
Operating Loss	(4,518)	(372)	(47,872)	(80,785)	(232,804)
Stock-based compensation	16,508	15,735	36,058	73,893	196,291
Operating Income (loss) excluding SBC	11,990	15,363	(11,814)	(6,892)	(36,513)

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Net Loss to Adjusted Net Loss and Computation of Adjusted Net Loss per Share (EPS)
Adjusted net loss and adjusted net loss per share are supplemental measures of operating performance that do not represent and should not be considered alternatives to net loss and net loss per share, as determined under GAAP. These measures remove the impact of the non-controlling interests associated with our legacy PPA entities, the revaluation of derivatives, fair market value adjustment for the PPA derivatives, and stock-based compensation, all of which are non-cash charges. We believe that adjusted net loss and adjusted net loss per share supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of adjusted net loss to net loss, the most directly comparable GAAP measure, and the computation of adjusted net loss per share are as follows:

	Q420	Q320	Q419	FY20	FY19
Net loss to Common Stockholders	(27,138)	(11,954)	(68,287)	(157,553)	(306,868)
Deemed dividend to noncontrolling interest	-	-	2,454	-	2,454
Loss (gain) on extinguishment of debt	-	(1,220)	-	12,878	-
Loss for non-controlling interests[1]	(4,453)	(5,922)	(5,178)	(21,534)	(19,052)
Loss (gain) on derivatives liabilities[2]	1,737	(1,505)	540	(464)	2,160
Loss (gain) on the Fair Value Adjustments for certain PPA derivatives[3]	140	(726)	(634)	110	844
Stock-based compensation	16,508	15,735	36,058	73,893	196,291
Adjusted Net Loss	(13,206)	(5,592)	(35,047)	(92,670)	(124,171)

Net loss to Common Stockholders per share	$ (0.16)	$ (0.09)	$ (0.58)	$ (1.14)	$ (2.67)
Adjusted net loss per share (EPS)	$ (0.08)	$ (0.04)	$ (0.29)	$ (0.67)	$ (1.07)
GAAP weighted average shares outstanding attributable to common, Basic and Diluted (thousands)	165,975	138,964	118,588	138,722	115,118
Adjusted weighted average shares outstanding attributable to common, Basic and Diluted (thousands)[4]	165,975	138,964	119,532	138,722	116,061
1.Represents the profits and losses allocated to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method
2.Represents the adjustments to the fair value of the embedded derivatives associated with the convertible notes and other derivatives
3.Represents the adjustments to the fair value of the derivative forward contract for one PPA entity (our first PPA company), a wholly owned subsidiary
4.Includes adjustments to reflect assumed conversion of certain convertible promissory notes

Net Loss to Adjusted EBITDA
Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense, non-controlling interest, revaluations, stock-based compensation and depreciation and amortization expense. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations. Adjusted EBITDA may not be comparable to similarly titled measures provided by other companies due to potential differences in methods of calculations. A reconciliation of Adjusted EBITDA to net loss is as follows:

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	Q420	Q320	Q419	FY20	FY19
Net loss to Common Stockholders	(27,138)	(11,954)	(68,287)	(157,553)	(306,868)
Deemed dividend to noncontrolling interest	-	-	2,454	-	2,454
Loss (gain) on extinguishment of debt	-	(1,220)	-	12,878	-
Loss for non-controlling interests[1]	(4,453)	(5,922)	(5,178)	(21,534)	(19,052)
Loss (gain) on derivatives liabilities[2]	1,737	(1,505)	540	(464)	2,160
Loss (gain) on the Fair Value Adjustments for certain PPA derivatives[3]	140	(726)	(634)	110	844
Stock-based compensation	16,508	15,735	36,058	73,893	196,291
Depreciation & Amortization	13,391	13,036	13,636	52,279	78,584
Provision (benefit) for Income Tax	(16)	7	31	256	633
Interest Expense (Income), Other Expense (Income), net	25,352	20,222	22,568	85,632	87,869
Adjusted EBITDA	25,521	27,673	1,188	45,497	42,915
1.Represents the profits and losses allocated to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method
2.Represents the adjustments to the fair value of the embedded derivatives associated with the convertible notes and other derivatives
3.Represents the adjustments to the fair value of the derivative forward contract for one PPA entity (our first PPA company)